Exhibit 10.20

-CONFIDENTIAL-

Memo
To: Phil Pyle
From: Steve Orr
Date: September 6, 2011
RE: Base Salary
Cc: Roger Johnson, Jeff Reeser

Following Sunshine Silver Mines review of resource industry average salaries for comparable positions, I am amending your base salary from $200,000 per annum to $250,000 per annum. All other terms and conditions of your employment agreement remain unaffected. This change will be retroactive to August 1, 2011.

/s/ Stephen Orr	/s/ Philip Pyle
Stephen Orr	Philip Pyle
Chairman & CEO	Vice President Exploration